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                                                                    EXHIBIT 10.1


                               CONSENT AND WAIVER

                                February 15, 2000

Bank of America, N.A.,
  as Administrative Agent
101 North Tryon Street
Charlotte, North Carolina 28255

The Banks parties to the Credit
Agreement referred to below

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of January 22, 1999, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 1, 1999, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of November 16, 1999 (collectively, the "Credit Agreement"), by and among Cannondale Corporation, a corporation organized under the laws of the State of Delaware ("Cannondale"); each of the Subsidiaries of Cannondale that is a signatory thereto (together with Cannondale, the "Borrowers"); each of the Banks that is a signatory thereto; Bank of America, N.A., a national banking association organized under the laws of the United States of America (as successor-in-interest to NationsBank, N.A), as Administrative Agent, Documentation Agent, Fronting Bank, and Swingline Bank; and Fleet National Bank, a national banking association organized under the laws of the United States of America, as Syndication Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

     Pursuant to Section 10.1(d) of the Credit Agreement, the failure of the Borrowers to perform or observe any covenant contained in Article 9 of the Credit Agreement shall constitute an "Event of Default" under the Credit Agreement. Accordingly, Cannondale hereby requests that you waive any Event of Default that has occurred or that may occur as the result of the Borrowers' failure to comply with the covenants contained in Article 9 of the Credit Agreement (the "Financial Covenants") through April 29, 2000.

     In the event that the waiver requested herein is granted, Cannondale agrees that it shall be in full compliance with all covenants contained in Article 9 of the Credit Agreement on and as of April 30, 2000, and that it shall deliver on May 1, 2000, a certificate of its chief financial officer (the "Certificate of Compliance") setting forth computations demonstrating such compliance on and as of April 30, 2000. Notwithstanding anything contained in the Credit Agreement to the contrary, solely for purposes of determining compliance with the covenants contained in Article 9 of the Credit Agreement on and as of April 30, 2000, (i) all such covenants

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shall be measured on and as of April 30, 2000, (ii) the most recently-ended
Fiscal Quarter of Cannondale shall be deemed to be the three-month period ended April 30, 2000, and (iii) the immediately preceding four full Fiscal Quarters of Cannondale shall be deemed to be the three month periods ended July 31, 1999, October 30, 1999, January 31, 2000, and April 30, 2000, respectively. The Certificate of Compliance shall be in form and substance reasonably satisfactory to the Administrative Agent in all respects. In the event that (x) Cannondale shall fail to be in full compliance with the covenants contained in Article 9 of the Credit Agreement (as modified herein) on and as of April 30, 2000, or (y) Cannondale shall fail to deliver the Certificate of Compliance on May 1, 2000, setting forth computations demonstrating full compliance with all covenants contained in Article 9 of the Credit Agreement (as modified herein) on and as of April 30, 2000, then any such failure shall be deemed to be an immediate Event of Default under the Credit Agreement.

     In addition to the foregoing, Cannondale hereby requests that the Administrative Agent and the Banks consent to the amendment of the Shareholder Pledge Agreement, the Collateral Assignment of Shareholder Note, and that certain Loan and Security Agreement dated as of September 15, 1998, between Joseph S. Montgomery and Cannondale, copies of which are attached hereto as Exhibits A, B, and C, respectively.

     In order to induce the Administrative Agent and the Required Banks to execute and deliver this Consent and Waiver, Cannondale hereby agrees to pay to the Administrative Agent (for the account of each Bank) a waiver fee equal to one percent (1%) of the Committed Amount. For the purposes hereof, the term "Committed Amount" shall refer to the sum of (i) the aggregate amount of Term Loans outstanding on April 30, 2000, plus (ii) the aggregate of the Revolving Credit Commitments of all of the Banks on April 30, 2000. In consideration of the execution and delivery of this Waiver and Consent by the Administrative Agent and the Required Banks, Cannondale hereby agrees that said waiver fee shall be due and payable on May 1, 2000, unless the Total Outstandings Amount and the Revolving Credit Commitments have been reduced to zero on or prior to April 30, 2000.

     Cannondale agrees that this Consent and Waiver shall become effective when, and only when, the Administrative Agent and the Required Banks shall have executed and delivered this Consent and Waiver. This Consent and Waiver is subject to the following limitations, terms, and conditions:

         a) this Consent and Waiver is granted without prejudice to any right the Agents or any Bank may have, on any future date, to declare the Borrowers to be out of compliance with any term or provision of the Credit Agreement or the other Facility Documents under any Sections of the Credit Agreement or the other Facility Documents other than those to which this Consent and Waiver specifically applies;

         b) this Consent and Waiver shall have no effect on any other portions of the Credit Agreement or the other Facility Documents, all of which shall remain in full force and effect, including all of the Agents' and the Banks' rights thereunder; and


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         c) the Agents and the Banks are under no obligation to grant this
Consent and Waiver. The Agents' and the Banks' granting of this Consent and Waiver shall only operate for the specific instance for which given and shall not be deemed to limit or hinder any rights of the Agents or any Bank under the Credit Agreement or the other Facility Documents, nor shall it be deemed to create or infer a course of dealing between the Agents or any Bank and any of the Borrowers with regard to any provision of the Credit Agreement or any other Facility Document.

     If you agree and consent to the foregoing, please evidence such agreement and consent by executing and returning two counterparts of this Consent and Waiver to Cannondale Corporation, 16 Trowbridge Drive, Bethel, Connecticut 06801, Attention: William A. Luca.

     This Consent and Waiver is subject to the provisions of Section 13.1 of the Credit Agreement, and this Consent and Waiver shall constitute a Facility Document under the Credit Agreement.

                     [The next page is the signature page.]




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     This Consent and Waiver may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterpart shall be an original, and all of which taken together shall constitute one and the same document.

                                        Very truly yours,

                                        CANNONDALE CORPORATION


                                        By  /s/ John Moriarty
                                            -----------------------------
                                              Name:  John Moriarty
                                              Title:  Assistant Treasurer

                                        CANNONDALE EUROPE B.V.


                                        By  /s/ Beppo Hilfiker
                                            -----------------------------
                                              Name: Beppo Hilfiker
                                              Title:  Managing Director


                                        CANNONDALE JAPAN K.K.


                                        By  /s/ Jeffrey McGwane
                                            -----------------------------
                                              Name:  Jeffrey McGwane
                                              Title:  President




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Acknowledged as of the date first written above:

BANK OF AMERICA, N.A.,
  as Administrative Agent


By /s/ John W. Pocalyko
   ----------------------------
      Name:  John W. Pocalyko
      Title:  Managing Director

BANKS:

BANK OF AMERICA, N.A.                    FLEET NATIONAL BANK


By /s/ John W. Pocalyko                        By  /s/ Edward J. Walsh
   ----------------------------                    -------------------------
      Name:  John W. Pocalyko                      Name:  Edward J. Walsh
      Title:  Managing Director                    Title:  Senior Vice President

THE CHASE MANHATTAN BANK                 CITIZENS BANK OF MASSACHUSETTS


By /s/ Alan J. Aria                            By
   ----------------------------                    -------------------------
      Name:  Alan J. Aria                          Name:
      Title:  Vice President                       Title: